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

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                YEAR ENDED DECEMBER 31,
                                     ----------------------------------------------

                                        1999     1998     1997     1996     1995
                                       -------  -------  -------  -------  --------

                                                (Dollars in thousands)
Earnings
  1. Income before income taxes      $  4,604 $  4,202 $  3,431 $  2,540 $   1,620
  2. Plus interest expense             11,204    9,205    7,258    5,796     4,895
                                       -------  -------  -------  -------  --------
  3. Earnings including interest on    15,808   13,407   10,689    8,336     6,515
     deposits
  4. Less interest on deposits          9,832    8,232    6,634    5,191     4,175
                                       -------  -------  -------  -------  --------
  5. Earnings excluding interest on  $  5,976 $  5,175 $  4,055 $  3,145 $   2,340
     deposits                          =======  =======  =======  =======  ========

Fixed Charges:
  6. Including interest on deposits
     excluding capitalized interest  $ 11,204 $  9,205 $  7,258 $  5,796 $   4,895
  7. Less interest on deposits          9,832    8,232    6,634    5,191     4,175
     (Line 4)
                                       -------  -------  -------  -------  --------
  8. Excluding interest on deposits  $  1,372      973      624      605       720
                                       =======  =======  =======  =======  ========

Ratio of Earnings to Fixed Charges:
   Including interest on deposits
     (Line 3 divided by Line 6)          1.41     1.46     1.47     1.44      1.33
                                       =======  =======  =======  =======  ========

   Excluding interest on deposits
     (Line 5 divided by Line 8)          4.36     5.32     6.50     5.20      3.25
                                       =======  =======  =======  =======  ========


                 PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                             YEAR ENDED
                                                         DECEMBER 31, 1999
                                                       -----------------------
                                                       (Dollars in thousands)
Earnings
  1. Income before income taxes                            $       4,604
  2. Plus interest expense                                        11,204
                                                              ------------
  3. Earnings including interest on deposits                      15,808
  4. Plus interest expense on the junior subordinated              1,000
     debentures
  5. Less Historical Interest Expense on $7.3 million in             335
     debt
                                                              ------------
  6. Earnings after debt issuance and retirement                  16,473
  7. Less interest on deposits                                     9,832
                                                              ------------
  8. Earnings excluding interest on deposits               $       6,641
                                                              ============

Fixed Charges:
  9. Including interest on deposits excluding capitalized  $      11,204
     interest
 10. Plus interest expense on the junior subordinated              1,000
     debentures
 11. Less Historical Interest Expense on $7.3 million of             335
     debt (line 5)
                                                              ------------
 12. Fixed Charges after debt issuance and retirement             11,869
 13. Less interest on deposits                                     9,832
                                                              ------------
 14. Excluding interest on deposits                        $       2,037
                                                              ============

Pro Forma Ratio of Earnings to Fixed Charges:
   Including interest on deposits (Line 6 divided by Line            1.39
   12)                                                        ============

   Excluding interest on deposits (Line 8 divided by Line            3.26
   14)                                                        ============
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